UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2002

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in charter)

Michigan	0-22025	94-3096597

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor Michigan	48106

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-5555

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 5. Other Events.

Aastrom has entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, a Chicago based institutional investor. Under the agreement, Fusion Capital shall buy up to $12.0 million of Aastrom’s common stock over a period of up to 24 months, subject to Aastrom’s right to extend the agreement for six months. Aastrom has the right to control the timing and amount of stock sold to Fusion Capital. Additional information concerning this transaction is contained in the exhibits to this report.

Item 7. Financial Statements and Exhibits.

Exhibit
No.	Description

10.1	Common Stock Purchase Agreement with Fusion Capital Fund II, LLC dated October 20, 2002
10.2	Registration Rights Agreement with Fusion Capital Fund II, LLC dated October 30, 2002
99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: November 26, 2002	By:	/s/ Alan M. Wright

Senior Vice President, Administrative and Financial Operations, CFO

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Common Stock Purchase Agreement with Fusion Capital Fund II, LLC dated October 20, 2002

10.2	Registration Rights Agreement with Fusion Capital Fund II, LLC dated October 30, 2002

99.1	Press Release